Exhibit 3.1
AMENDMENT TO
AMENDED AND RESTATED BY-LAWS
OF
EPIX PHARMACEUTICALS, INC.
     Sections 3, 5 and 7 of Article I of the Amended and Restated By-laws of EPIX Pharmaceuticals, Inc. are hereby deleted in their entirety and replaced with the following:
Article I, Section 3:
     “SECTION 3. Special Meetings. Special meetings of the stockholders may be called at any time by the President or the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder of the Corporation subject to compliance with the provisions of Section 5 of these by-laws.”
Article I, Section 5:
     “SECTION 5. Stockholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting. Nominations of persons for election as directors may be made by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of directors at the meeting, who is a holder of record at the time of giving of notice provided for in this Section 5, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Section 5. For nominations to be properly brought before an annual or special meeting by a stockholder, the stockholder must (i) have given timely notice thereof in writing to the Secretary of the corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Section 5 and (iii) together with the beneficial owner(s), if any, on whose behalf the nominations are made, have acted in accordance with the representations set forth in the Nomination Solicitation Statement (as defined below) required by this Section 5.
     To be timely, a stockholder’s written notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation within the following time periods: (i) with respect to an annual meeting of stockholders, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of such annual meeting is first made; and (ii) with respect to a special meeting of stockholders, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the fifteenth (15th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Section 5 of these by-laws.
     Such stockholder’s written notice shall set forth the following information:
     (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
     (B) (i) the name and address of the stockholder giving the notice, as they appear on the corporation’s books, and the names and addresses of the other Proposing Persons (as defined below), if any, and (ii) as to each Proposing Person the following information: (a) the class or series and number of all shares of capital stock of the corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, and

(e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation;
     (C) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominees), pertaining to the nomination(s) (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations, and to the extent known the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
     (D) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Nomination Solicitation Statement”).
     For purposes of these by-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of these by-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the corporation, (c) in any manner otherwise provide the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the corporation. For purposes of these by-laws, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     A stockholder providing timely notice of nominations to be brought before a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
     Notwithstanding anything in the second paragraph of this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence paragraph of this Section 5, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
     Notwithstanding the foregoing provisions of this Section 5, if the stockholder, or a qualified representative of the stockholder, does not appear at the meeting of stockholders to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 5 and Section 7, to be considered a “qualified representative” of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of the stockholder.
     No person shall be eligible for election as a director at any annual or special meeting of stockholders unless nominated in accordance with the procedures set forth herein. Nothing in this Section 5 shall be deemed to grant stockholders the right have such nominations included on the agenda or in the notice or any proxy materials or other stockholder communications distributed on behalf of the corporation or the Board of Directors for such meeting except as otherwise required by law.
     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded and shall not be presented for action at the stockholder meeting.
     Notwithstanding anything contained in these by-laws to the contrary, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in these by-laws shall be deemed to affect any rights of the holders of any series of undesignated preferred stock to elect directors under specified circumstances.”
Article I, Section 7:
     “SECTION 7. Advance Notice of Stockholder-Proposed Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be brought either (a) by or at the direction of the Board of Directors or (b) by a stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section 7 (or, with respect to nominations, notice provided for in Section 5 of these by-laws), who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Section 7 as to such business (or, with respect to nominations, the notice procedures set forth in Section 5 of these by-laws). For the avoidance of doubt, the foregoing clause (b) shall be the exclusive means for a stockholder to bring business or nominations properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act. In addition to the other requirements set forth in these by-laws, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the corporation under Delaware law.
     For business (other than nominations which shall be governed to the provisions of Section 5 of these by-laws) to be properly brought before an annual meeting by a stockholder, the stockholder must (i) have given timely notice thereof in writing to the Secretary of the corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Section 7 and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Section 7.
     To be timely for purposes of this Section 7, a stockholder’s written notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Section 5 of these by-laws.
     Such stockholder’s written notice shall set forth the following information:
     (A) as to business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of each Proposing Person (as defined in Section 5);
     (B) (i) the name and address of the stockholder giving the notice, as they appear on the corporation’s books, and the names and addresses of the other Proposing Persons (as defined below), if any, and (ii) as to each Proposing Person the Material Ownership Interests information called for in clauses (a) through (e) of Section 5(B) of these by-laws, and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation;
     (C) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person, pertaining to the business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such business proposal(s), and to the extent known the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
     (D) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to approve the business proposal (such statement, the “Solicitation Statement”).
     A stockholder providing timely notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the fifth (5th) business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

     Notwithstanding the foregoing provisions of this Section 7, if the stockholder, or a qualified representative (as such term is defined in Section 5) of the stockholder, does not appear at the annual meeting to present the business so proposed by such stockholder, such business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.
     Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure; provided, further, that nothing in this Section 7 shall be deemed to grant stockholders the right have such business included on the agenda or in the notice or proxy materials or other stockholder communications distributed on behalf of the corporation or the Board of Directors for such meeting except as otherwise required by law.
     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted and shall not be presented for action at the annual meeting.
     Notwithstanding anything contained in these by-laws to the contrary, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in these by-laws shall be deemed to affect any rights of stockholders to have proposals included in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting of stockholders.”

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